FORWARD FUNDS, INC.

                         INVESTMENT MANAGEMENT AGREEMENT

          AGREEMENT, effective as of March 2, 1998, among Templeton Investment Counsel, Inc. ("Templeton" or the "Investment Manager"), Sutton Place Management Co., Inc. (the "Business Manager") and Forward Funds, Inc. (the "Corporation") on behalf of The Global Fund (the "Fund").

         WHEREAS, the Corporation is a Maryland corporation of the series type organized under Articles of Incorporation dated October 3, 1997 (the "Articles") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company, and the Fund is a series of the Corporation; and

         WHEREAS, the Business Manager is responsible for managing the business affairs of the Corporation and coordinating the activities of service providers to the Fund; and

         WHEREAS, the Corporation and the Business Manager wish to retain the Investment Manager to render investment advisory services to a portion of the Fund with regard to the Fund's investments in equity securities of non-U.S. issuers as further described in the Corporation's registration statement on Form N-1A (the "Registration Statement"), and the Investment Manager is willing to furnish such services to the Fund; and

         WHEREAS, the Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Business Manager, the Corporation and the Investment Manager as follows:

          1. Appointment. The Investment Manager is hereby appointed to act as investment adviser to the Fund for the periods and on the terms set forth in this Agreement. The Investment Manager accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

          2. Investment Advisory Duties. Subject to the supervision of the Directors of the Corporation, the Investment Manager will (a) provide a program of continuous investment management for the Fund with regard to the Fund's investments in equity securities of non-U.S. issuers in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's prospectus and Statement of Additional Information included as part of the Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided promptly to the Investment Manager by the Corporation; (b) make investment decisions for the Fund with regard to the Fund's investments in equity securities of non-U.S. issuers; and (c) place orders to purchase and sell equity securities of non-U.S. issuers for the Fund.

         In performing its investment management services to the Fund under the terms of this Agreement, the Investment Manager will provide the Fund with ongoing investment guidance and policy direction, including oral and written research, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy.

         The Investment Manager further agrees that, in performing its duties hereunder, it will:

       (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board of Directors, except that the Investment Manager shall not be responsible for making passive foreign investment corporation ("PFIC") elections on behalf of the Fund or determining whether or not to treat a security as a PFIC (although it may render the Fund reasonable assistance in making its PFIC determinations);

       (b) use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder, except that the Investment Manager shall not be responsible for the tax effect of decisions made by unaffiliated advisers on other portions of the Fund's assets;

       (c) place orders pursuant to its investment determinations for the Fund in accordance with applicable policies expressed in the Fund's prospectus and/or Statement of Additional Information, written guidelines determined by the Corporation and provided to the Investment Manager, and in accordance with applicable legal requirements;

       (d) furnish to the Corporation and/or the Business Manager whatever statistical information the Corporation and/or the Business Manager may reasonably request with respect to the portion of the Fund's assets it manages or contemplated investments for such portion. In addition, the Investment Manager will keep the Corporation, the Business Manager and the Directors informed of developments materially affecting the Fund's portfolio and shall, on the Investment Manager's own initiative, furnish to the Corporation from time to time whatever information the Investment Manager believes appropriate for this purpose;

       (e) make available to the Corporation's administrator, First Data Investor Services Group, Inc. (the "Administrator"), the Business Manager and the Corporation, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Administrator, the Business Manager and the Corporation in their compliance with applicable laws and regulations. The Investment Manager will furnish the Business Manager and the Directors with such periodic and special reports regarding the Fund as they may reasonably request;

       (f) meet quarterly with the Business Manager and the Corporation's Board of Directors to explain its investment management activities, and any reports related to transactions for the portion of the Fund's portfolio assets it advises and securities held in the portfolio as may reasonably be requested by the Business Manager and/or the Corporation;

       (g) immediately notify the Corporation in the event that the Investment Manager or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Investment Manager from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Investment Manager further agrees to notify the Corporation immediately of any material fact known to the Investment Manager respecting or relating to the Investment Manager that is not contained in the Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed thereon, and of any statement contained therein that becomes untrue in any material respect; and

       (h)  in  making  investment   decisions  for  the  Fund,  use  no  inside
information that may be in its possession or in the possession of any of its affiliates, nor will the Adviser seek to obtain any such information.

          3. Investment Guidelines. The Corporation shall supply the Investment Manager with such information as the Investment Manager shall reasonably require concerning the Fund's investment policies, restrictions, limitations, tax position, liquidity requirements and other information useful in managing the Fund's assets.

          4. Use of Securities Brokers and Dealers. Purchase and sale orders will usually be placed with brokers which are selected by the Investment Manager as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. Whenever the Investment Manager places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Fund, in selecting brokers or dealers to execute such orders, the Investment Manager is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Investment Manager's research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Investment Manager may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Investment Manager determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Fund or the Investment Manager's overall responsibilities to the Investment Manager's discretionary accounts.

              Neither the Investment Manager nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Fund. Unless otherwise directed by the Corporation or the Business Manager in writing, the Investment Manager may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.

          5. Compensation. For its services specified in this Agreement, the Corporation agrees to pay annual fees to the Investment Manager equal to 0.70% of the first $25 million of Fund assets managed by the Investment Manager, 0.55% on the next $25 million, 0.50% on the next $50 million, 0.40% on the next $150 million, 0.35% on the next $250 million and 0.30% of all assets above $500 million managed by the Investment Manager. Fees shall be computed and accrued daily and paid monthly based on the average daily net asset value of the Fund's shares as determined according to the manner provided in the then-current prospectus of the Fund.

          6. Fees and Expenses. The Investment Manager shall not be required to pay any expenses of the Fund other than those specifically allocated to the Investment Manager in this section 6. In particular, but without limiting the generality of the foregoing, the Investment Manager shall not be responsible for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Investment Manager's overhead and employee costs); fees payable to the Investment Manager and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Corporation's officers and employees; fees and expenses of the Fund's Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Fund; payments to the
Administrator for maintaining the Fund's financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, directors and employees of the Corporation who are not interested persons of the Investment Manager; and travel expenses (or an appropriate portion thereof) of officers or directors of the Corporation who are officers, directors or employees of the Investment Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Corporation with respect to matters concerning the Fund, or any committees thereof or advisers thereto.

          7. Books and Records. The Investment Manager agrees to maintain such books and records with respect to its services to the Fund as are required by
Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Investment Manager also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Corporation and will be surrendered promptly to the Corporation upon its request; except that the Investment Manager may retain copies of such documents as are required to be maintained by advisers under the Advisers Act. The Investment Manager further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.

          8. Aggregation of Orders. Provided the investment objectives, policies and restrictions of the Fund are adhered to, the Corporation agrees that the Investment Manager may aggregate sales and purchase orders of securities held in the Fund with similar orders being made simultaneously for other accounts managed by the Investment Manager or with accounts of the affiliates of the Investment Manager, if in the Investment Manager's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Corporation acknowledges that the determination of such economic benefit to the Fund by the Investment Manager represents the Investment Manager's evaluation that the Fund is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

          9. Liability. The Investment Manager shall not be liable to the Corporation for the acts or omissions of any other fiduciary or other person respecting the Fund or for anything done or omitted by the Investment Manager under the terms of this Agreement if the Investment Manager shall have acted in good faith and shall have exercised the degree of prudence, competence and expertise customarily exhibited by managers of institutional portfolios. Nothing in this Agreement shall in any way constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law.

          10. Services Not Exclusive. It is understood that the services of the Investment Manager are not exclusive, and that nothing in this Agreement shall prevent the Investment Manager from providing similar services to other investment companies or to other series of investment companies, including the Corporation (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Investment Manager's ability to meet its obligations to the Fund hereunder. When the Investment Manager recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Investment Manager recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Investment Manager nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Investment Manager provides any advice to its clients concerning the shares of the Fund, the Investment Manager shall act solely as investment counsel for such clients and not in any way on behalf of the Corporation or the Fund. The Investment Manager provides investment advisory services to numerous other funds and accounts and may give advice and take action which may differ from the timing or nature of action taken by the Investment Manager with respect to the Fund. Nothing in this Agreement shall impose upon the Investment Manager any obligation other than those imposed by law to purchase or sell or to recommend for purchase or sale, with respect to the Fund, any security which the Investment Manager, or its shareholders, directors, officers, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client.

          11. Acknowledgment of Investment Risk. The Corporation recognizes and acknowledges that investment in securities of companies in foreign countries involves certain special considerations which are not typically associated with investing in securities of U.S. companies. Such risk considerations include, but are not limited to, foreign currency considerations, investment and repatriation restrictions and economic and political risks.

         Although the Investment Manager intends to invest in companies located in countries which the Investment Manager considers to have relatively stable and friendly governments, the Corporation is cognizant of and hereby accepts the possibility that countries in which the Investment Manager invests may expropriate or nationalize properties of foreigners or impose confiscatory taxation or exchange controls (which may include suspension of the ability to transfer currency from a given country.) Moreover, the countries in which the Fund may invest also may be subject to political or social instability or diplomatic developments that could affect investments in securities of issuers in those countries.

         The Corporation recognizes and acknowledges that this Fund is designed for investors seeking international diversification, and is not intended as a complete investment program.

          12. Duration and Termination. This Agreement shall continue until March 2, 2000, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by
(i) the Directors or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Fund upon the vote of a majority of the Directors or by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Investment Manager or (b) by the Investment Manager at any time without penalty, upon sixty (60) days' written notice to the Corporation. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Investment Manager on behalf of the Fund at the time of such termination. The Investment Manager shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps.

          13. Amendments. This Agreement may be amended at any time but only by the mutual agreement of the parties.

          14. Proxies. Unless the Corporation gives written instructions to the contrary, the Investment Manager shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested. The Investment Manager shall maintain a record of how the Investment Manager voted and such record shall be available to the Corporation upon its request. The Investment Manager shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.

          15. Notices. Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

         If to the Corporation:

                  Forward Funds, Inc.
                  433 California Street, Suite 1010
                  San Francisco, CA  94104

         If to the Business Manager:

                  Sutton Place Management Co., Inc.
                  433 California Street, Suite 1010
                  San Francisco, CA  94104
                  Attention:  Mr. Ronald Pelosi

         If to the Investment Manager:

                  Elizabeth M. Knoblock
                  Senior Vice President, Secretary and General Counsel Templeton Investment Counsel, Inc.
                  500 East Broward Boulevard, Suite 2100
                  Fort Lauderdale, Florida 33394-3091

          16. Confidential Information. The Investment Manager shall maintain the strictest confidence regarding the business affairs of the Fund. Written reports furnished by the Investment Manager to the Corporation shall be treated by the Corporation and the Investment Manager as confidential and for the exclusive use and benefit of the Corporation except as disclosure may be required by applicable law.

          17.      Miscellaneous.

          a. This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

          b. Concurrently with the execution of this Agreement, the Investment Manager is delivering to the Business Manager and the Corporation a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Business Manager and the Corporation hereby acknowledge receipt of such copy.

          c. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          d. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          e. Nothing herein shall be construed as constituting the Investment Manager as an agent of the Corporation or the Fund.

          f. Both the Fund and the Investment Manager acknowledge that all sales literature for investment companies are subject to strict regulatory oversight. The Fund agrees to submit to the Invesment Manager any and all sales literature referencing "Templeton," "Templeton Investment Counsel, Inc." or an affiliate thereof, for review and approval prior to the public release of any such literature. Nothing herein shall be construed as an obligation or duty on the part of either party to produce sales literature for the Fund.


         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of March 2, 1998.

                                        FORWARD FUNDS, INC.


                                        By:     _______________________________
                                                President

                                        TEMPLETON INVESTMENT COUNSEL, INC.


                                        By:    ________________________________
                                               Name: Charles E. Johnson
                                               Title:   Chairman


                                        SUTTON PLACE MANAGEMENT CO., INC.


                                        By:      ______________________________

                                        Name:    ______________________________

                                        Title:   ______________________________